Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT (this “Amendment”), dated as of May 21, 2018, to the Revolving Credit Agreement dated as of November 2, 2015 (as amended by the First Amendment, dated as of February 27, 2017, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Square, Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH:

WHEREAS, the parties hereto are parties to the Credit Agreement;

WHEREAS, the Borrower requests that the Lenders agree to certain amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

SECTION 2. AMENDMENTS. On the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to include the following definitions in appropriate alphabetical order:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Plan Asset Regulation” means 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(b) Section 6.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) any Permitted Convertible Indebtedness in an aggregate principal amount not to exceed $1,500,000,000 at any time outstanding; provided that no Default or Event of Default has occurred and is continuing at the time of issuance of such Indebtedness.”

(c) The following shall be added as a new Section 9.19 to the Credit Agreement:

“Section 9.19 Certain ERISA Matters (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, each Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent or any other Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29

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CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to any Agent or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent and each other Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment shall become effective on the date (the “Effective Date”) on which all of the following conditions have been satisfied or waived:

(a) Execution and Delivery. The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower and (ii) the Required Lenders.

(b) No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

(c) Representations and Warranties. As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 3 of the Credit Agreement shall be true and correct in all material respects, except that (i) the representations and warranties contained in Section 3.04(a) of the Credit Agreement shall be

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deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) (subject, in the case of unaudited financial statements furnished pursuant to clause (b), to year-end audit adjustments and the absence of footnotes), respectively, of Section 5.01 of the Credit Agreement, (ii) to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date and (iii) to the extent that such representations and warranties are already qualified or modified by materiality in the text thereof, they shall be true and correct in all respects.

For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Required Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Required Lenders that (a) this Amendment has been duly authorized by all necessary corporate actions on the part of the Borrower and, if required, actions by equity holders of the Borrower and (b) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. CONTINUING EFFECT. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity. Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include this Amendment. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of this Amendment by any Lender prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

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SECTION 8. ENTIRE AGREEMENT. This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.

SECTION 9. LOAN DOCUMENT. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 10. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 11. HEADINGS. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

SQUARE, INC., as the Borrower

By:	/s/ Sarah Friar
Name: Sarah Friar
Title: Chief Financial Officer

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ John Kowalczuk
Name: John Kowalczuk
Title: Executive Director

[Signature Page to Second Amendment]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Jonathan Kerner
Name: Jonathan Kerner
Title: Vice President

[Signature Page to Second Amendment]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kamran Khan
Name: Kamran Khan
Title: Authorized Signatory

[Signature Page to Second Amendment]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

[Signature Page to Second Amendment]